UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2022

CARDLYTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38386		26-3039436
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)
675 Ponce de Leon Avenue NE, Suite 6000	Atlanta	Georgia	30308
(Address of principal executive offices, including zip code)
	(888)	798-5802
(Registrant's telephone, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	CDLX	The Nasdaq Stock Market LLC
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.
On March 17, 2022, Mark Johnson provided notice to the board of directors (the “Board”) of Cardlytics, Inc. (the “Company”) of his decision to not stand for re-election at the Company’s 2022 annual meeting of stockholders (the “Annual Meeting”). Mr. Johnson has served as a valued member of the Board, on the Company’s Audit Committee, and as chairperson of the Company’s Compensation Committee. Mr. Johnson’s decision not to stand for re-election was not the result of any disagreement with the Company. The Company thanks Mr. Johnson for his contributions to the Company.
In connection with Mr. Johnson’s decision not to stand for re-election as a Class I director, the Board determined that it was in the best interests of the Company to reconstitute the Board such that each class of the Board consists, as nearly as possible, of one-third of the total number of directors. For that purpose, the Board has nominated Chris Suh, who is currently a Class III director of the Company, to stand for election at the Annual Meeting to serve as a Class I director of the Company. Effective immediately prior to the conclusion of, and contingent upon his election as a Class I director at, the Annual Meeting, the Company expects that Mr. Suh will resign as a Class III director of the Company. Mr. Suh’s term as a Class III director was scheduled to expire at the 2024 annual meeting of stockholders. Following the Annual Meeting and Mr. Suh’s transition to a Class I director, the Company expects that the Board will consist of three Class I directors, three Class II directors and three Class III directors.
Mr. Suh will continue to serve on the Company’s Audit Committee. Director Aimèe Lapic will replace Mr. Johnson as chairperson of the Company’s Compensation Committee and John V. Balen will discontinue service on the Company’s Audit Committee and join the Company’s Compensation Committee.
Additional information about Mr. Suh is set forth in the Company’s Report on Form 8-K filed with the SEC on September 28, 2021. As a non-employee director, Mr. Suh will continue to be compensated in accordance with the Company’s Non-Employee Director Compensation Policy.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cardlytics, Inc.

Date:	March 18, 2022	By:	/s/ Andrew Christiansen
Andrew Christiansen
Chief Financial Officer (Principal Financial and Accounting Officer)